Exhibit 5.1

NELSON MULLINS RILEY & SCARBOROUGH LLP ATTORNEYS AND COUNSELORS AT LAW Atlantic Station 201 17th Street, NW | Suite 1700 Atlanta, GA 30363 T 404.322.6000 F 404.322.6050 nelsonmullins.com

March 8, 2024

FirstSun Capital Bancorp

1400 16th Street, Suite 250

Denver, Colorado 80202

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to FirstSun Capital Bancorp, a Delaware corporation (“FirstSun”), in connection with certain matters arising under Delaware law relating to the Registration Statement on Form S-4 (the “Registration Statement”) filed by FirstSun with the Securities and Exchange Commission under the Securities Act of 1933 (the “Act”), relating to the registration of 8,437,632 shares (the “Common Shares”) of FirstSun’s common stock, par value $0.0001 per share, which may be issued in connection with the Agreement and Plan of Merger, dated as of January 16, 2024, as amended, by and between FirstSun, HomeStreet, Inc., a Washington corporation (“HomeStreet”) and Dynamis Subsidiary, Inc., a Washington corporation (the “Merger Agreement”). This opinion is furnished pursuant to the requirement of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the proxy statement of HomeStreet and the prospectus of FirstSun contained therein (ii) the Merger Agreement, (iii) FirstSun’s Amended and Restated Certificate of Incorporation, as amended, (iv) FirstSun’s Bylaws, (v) resolutions adopted by FirstSun’s board of directors, and (vi) other such records, agreements and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations and warranties made in the Merger Agreement by the parties thereto, upon representations of officers of FirstSun, and originals or copies, certified or otherwise identified to our satisfaction, of such other records, agreements, documents and instruments, including certificates or comparable documents of FirstSun and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Furthermore, in rendering this opinion, we have assumed that FirstSun and HomeStreet will each comply with their respective covenants set forth in the Merger Agreement, the valid receipt of HomeStreet shareholder votes required under the Washington Business Corporation Act to adopt and approve the Merger Agreement, and the satisfaction of all closing conditions in the Merger Agreement. We have also assumed, without verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of copies submitted to us with the original documents to which such copies relate and the legal capacity of all individuals executing any of the foregoing documents.

California | Colorado | District of Columbia | Florida | Georgia | Maryland | Massachusetts | New York

North Carolina | South Carolina | Tennessee | West Virginia

FirstSun Capital Bancorp

Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that when the Registration Statement has become effective under the Act, and the Common Shares have been duly issued and delivered as provided in the Merger Agreement, as contemplated by the Registration Statement, the Common Shares will be validly issued, fully paid and nonassessable.

We are expressing no opinion as to any obligations that parties other than FirstSun may have under or in respect of the Commons Shares or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the reference to our firm in the Registration Statement under the heading “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act. This opinion is provided for use in connection with the Registration Statement and may not be relied upon for any other purpose or in connection with any other matters.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Constitution of Delaware and reported judicial decisions interpreting those laws). We express no opinion with respect to the federal laws of the United States of America or the securities or “blue sky” laws of any state, including the securities laws of the State of Delaware.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the Delaware General Corporation Law be changed by legislative action, judicial decision or otherwise.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH LLP